UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
Form 8-K
______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 3, 2021
_______________________
AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)
______________________________________

Delaware	001-33278	20-5961564
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

200 Parker Dr., Suite C100A, Austin, Texas 78728
(Address of principal executive offices, including zip code)

(408)-941-7100
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $0.01 per share	AVNW	The Nasdaq Global Select Market

☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2)

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 3, 2021, the Board of Directors (the “Board”) of Aviat Networks, Inc. (the “Company”) approved a Second Amendment (the “Amendment”) to that certain Employment Agreement, dated January 2, 2020, between the Company and Pete Smith (the “Employment Agreement”), the Company’s President and Chief Executive Officer. Pursuant to the Amendment, Mr. Smith’s salary increases from $500,000 to $650,000 annually effective as of July 1, 2021. Mr. Smith’s target bonus under the Company’s annual incentive plan for fiscal year 2022 increases to $925,000, with the ability to double this amount based on the Company’s performance under its annual incentive plan. As part of the Company’s fiscal year 2022 long term incentive plan, Mr. Smith was granted 24,049 performance restricted stock units, 59,422 stock options and 24,049 restricted stock units pursuant to the Company’s 2018 Stock Incentive Program. This grant under the fiscal year 2022 long term incentive plan will vest in the event of termination for any reason other than termination for “cause” (as that term is defined in the Employment Agreement) or voluntary termination.

Additionally, pursuant to the Amendment, if Mr. Smith is terminated by the Company other than for “cause” (as that term is defined in the Employment Agreement) within one (1) year following a Change in Control (as defined in the Employment Agreement), or voluntarily terminates his employment for Good Reason (as defined in the Employment Agreement) within such period, then he will receive 1) severance compensation equal to two (2) times the sum of his annual base salary plus the target bonus amount in effect on the date of termination under the Company’s annual incentive plan prorated for the period worked, 2) health benefits coverage for up to eighteen (18) months and 3) vesting of all unvested stock options granted to Mr. Smith by the Company and all other then-unvested equity related awards that vest based solely on continued employment by the Company (unless otherwise restricted by such equity-related awards).

A copy of the Amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Amendment does not purport to be complete and is qualified by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Amendment to Employment Agreement, dated July 4, 2021, between the Company and Pete Smith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.

July 7, 2021	By:	/s/ Eric Chang
		Name:	Eric Chang
		Title:	Senior Vice President and Chief Financial Officer